UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 28, 2004

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

     On October 28, 2004, Pennsylvania Real Estate Investment Trust (“PREIT”) entered into an agreement (the “Agreement”) with Jonathan B. Weller, one of its Vice Chairmen, and the trustees of the Irrevocable Indenture of Trust of Jonathan B. Weller dated August 26, 1994 (the “Weller Trust”) relating to two split-dollar insurance agreements dated September 8, 1995 and February 22, 2001, respectively. A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

     The split-dollar insurance agreements had provided for the payment by PREIT of premiums on two life insurance policies issued on Mr. Weller’s life and owned by the Weller Trust (the “Policies”). Pursuant to the split-dollar agreements, PREIT was entitled to be reimbursed for such premiums out of the benefits payable under the Policies or the cash surrender value of the Policies. The Weller Trust executed a collateral assignment granting PREIT a security interest in the Policies to secure PREIT’s right to such reimbursement.

     Upon the enactment of the Sarbanes-Oxley Act of 2002, PREIT, with the knowledge and agreement of Mr. Weller and the trustees of the Weller Trust, discontinued its payment of the premiums under the split-dollar agreements and the split-dollar agreements were terminated. Since that time, PREIT and Mr. Weller have been discussing a method to compensate Mr. Weller for the loss of this benefit, which he was entitled to receive under his employment agreement with PREIT.

     Pursuant to the Agreement entered into on October 28, 2004, PREIT will pay Mr. Weller a lump sum of $67,249 to reimburse him for the premium payments he made on the Policies following the termination of the split-dollar insurance agreements, and to compensate for the termination of PREIT’s obligations under the split-dollar insurance agreements. Because PREIT is no longer entitled to reimbursement of the premiums it previously paid under the Policies, which payments totaled approximately $75,000 over the time that the split-dollar insurance agreements were in effect, the collateral assignment granting PREIT a security interest in the Policies has also been terminated.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Agreement, dated as of October 28, 2004, by and among Pennsylvania Real Estate Investment Trust, Jonathan B. Weller, and Janine S. Weller and Andrew Weller as Trustees of the Irrevocable Indenture of Trust of Jonathan B. Weller dated August 26, 1994.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: November 3, 2004	By:	/s/ Bruce Goldman

Bruce Goldman
Executive Vice President

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Exhibit Index

10.1	Agreement, dated as of October 28, 2004, by and among Pennsylvania Real Estate Investment Trust, Jonathan B. Weller, and Janine S. Weller and Andrew Weller as Trustees of the Irrevocable Indenture of Trust of Jonathan B. Weller dated August 26, 1994.